Exhibit 10.8

OPTION GRANT NOTICE AND AGREEMENT

Rumble Inc. (the “Company”), pursuant to its 2022 Stock Incentive Plan (as may be amended, restated or otherwise modified from time to time, the “Plan”), hereby grants to Holder the number of Options (the “Options”) set forth below, each Option representing the right to purchase one share of Stock at the applicable Exercise Price (set forth below). The Options are subject to all of the terms and conditions set forth in this Option Grant Notice and Agreement (this “Award Agreement”), as well as all of the terms and conditions of the Plan, all of which are incorporated herein in their entirety. To the extent that any provisions herein (or portion thereof) conflicts with any provision of the Plan, the Plan shall prevail and control. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

Holder:	[●]

Date of Grant:	[●]

Vesting Commencement Date	[●]

Number of Options:	[●]

Exercise Price:	$[●]

Expiration Date:	The tenth (10th) anniversary of the Date of Grant

Type of Option:	Nonqualified Stock Option

Vesting Schedule:	Provided that Holder has not undergone a Termination prior to the applicable vesting date, twenty-five percent (25%) of the Option will vest on each of the first four (4) anniversaries of the Vesting Commencement Date; provided, that with respect to the fourth (4th) such annual installment, the number of Options that vest in the installment shall be such that the Holder will be fully vested in the total number of Options listed above as of the fourth (4th) anniversary of the Vesting Commencement Date.

Exercise of Options:	To exercise vested Options, Holder (or his, her or its authorized representative) must give written notice to the Company, using the form of Option Exercise Notice as prescribed by the Committee, stating the number of Options which he, she or it intends to exercise. The Company will issue the shares of Stock with respect to which the Options are exercised upon payment of the shares of Stock acquired in accordance with Section 5(d) of the Plan, which Section 5(d) is incorporated herein by reference and made a part hereof.

Upon exercise of Options, Holder will be required to satisfy applicable withholding tax obligations as provided in Section 16 of the Plan.

Termination:	Section 5(f) of the Plan regarding treatment of Options upon Termination is incorporated herein by reference and made a part hereof.

Additional Terms:	Options shall be subject to the following additional terms:

●	Options shall be exercisable in whole shares of Stock only.

●	Each Option shall cease to be exercisable as to any share of Stock when Holder purchases the share of Stock or when the Option otherwise expires or is forfeited.

●	Any certificates representing the shares of Stock delivered to Holder shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares are listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions as the Committee deems appropriate.

●	Holder shall be the record owner of the shares of Stock issued in respect of the Options, and as record owner shall generally be entitled to all rights of a stockholder with respect to the shares of Stock issued in respect of the Options.

●	This Award Agreement does not confer upon Holder any right to continue as an employee or service provider of the Service Recipient or any other member of the Company Group.

●	This Award Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

●	Holder and the Company acknowledge that the Options are intended to be exempt from Section 409A of the Code, with the Exercise Price intended to be at least equal to the Fair Market Value per share of Stock on the Date of Grant. Holder acknowledges that there is no guarantee that the Internal Revenue Service will agree with this valuation, and agrees not to make any claim against the Company, the Committee, the Company’s officers or employees in the event that the Internal Revenue Service or any other person, entity or agency asserts that the valuation was too low or that the Options are not otherwise exempt from Section 409A of the Code.

●	Holder agrees that the Company may deliver by email all documents relating to the Plan or the Options (including, without limitation, a copy of the Plan) and all other documents that the Company is required to deliver to its security holders (including, without limitation, disclosures that may be required by the Securities and Exchange Commission). Holder also agrees that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it shall notify Holder by email or such other reasonable manner as then determined by the Company.

●	This Award Agreement and the Plan constitute the entire understanding and agreement of the parties hereto and supersede all prior negotiations, discussions, correspondence, communications, understandings, and agreements (whether oral or written and whether express or implied) between the Company and Holder relating to the subject matter of this Award Agreement. Without limiting the foregoing, to the extent Holder has entered into an employment or similar agreement with the Company or any of its affiliates, and the terms noted in such employment or similar agreement are inconsistent with or conflict with this Award Agreement, then the terms of this Award Agreement will supersede and be deemed to amend and modify the inconsistent or conflicting terms set forth in such employment or similar agreement.

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THE UNDERSIGNED HOLDER ACKNOWLEDGES RECEIPT OF THIS AWARD AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF OPTIONS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF BOTH THIS AWARD AGREEMENT AND THE PLAN.

RUMBLE INC.	HOLDER

By:
Signature	Signature
Title:	Print Name:
Date:	Date: